Rule 424(b)(3)
                                                      Registration No. 333-98255

                         THE PEP BOYS--MANNY, MOE & JACK

                  PROSPECTUS SUPPLEMENT NO. 1 DATED MAY 9, 2003
                        TO PROSPECTUS DATED APRIL 7, 2003

     The information for each of the selling security holders set forth below in the Selling Security Holders table on pages 14 - 18 of the Prospectus is hereby amended and restated as follows:

                                      PRINCIPAL AMOUNT                      NUMBER OF SHARES
                                          OF NOTES                          OF COMMON STOCK       NUMBER OF
                                        BENEFICIALLY        PRINCIPAL         BENEFICIALLY        SHARES OF
                                        OWNED BEFORE     AMOUNT OF NOTES      OWNED BEFORE       COMMON STOCK
NAME                                      OFFERING       THAT MAY BE SOLD       OFFERING       THAT MAY BE SOLD
------------------------------------ ------------------- ----------------- ------------------- -----------------
Man Convertible Bond Master Fund,
   Ltd. ............................     9,628,000           9,628,000            --               429,874

St. Thomas Trading, Ltd.............    15,622,000          15,622,000            --               697,497